                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A



                        AMENDMENT NO. 2 TO CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) December 21, 1995


                                 GTI CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-4289                                           05-0278990
(Commission File Number)                       (IRS Employer Identification No.)

         9171 Towne Centre Drive, Suite 460, San Diego, California  92122
          (Address of principal executive offices)            (Zip Code)

THE COMPANY HEREBY AMENDS THE FOLLOWING ITEMS OF ITS CURRENT REPORTS DATED JANUARY 5, 1996 AND JANUARY 16, 1996 ON FORM 8-K AS SET FORTH IN THE PAGES ATTACHED HERETO:

         ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         Registrant's telephone number, including area code (619) 546-0531

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            In May of 1995, the board of directors of GTI Corporation, a Delaware corporation (the "Company"), adopted a formal plan to sell its non-core business units as part of the Company's strategic focus on the networking and network access markets. At that time, the Company's non-core business units consisted of its electronic components and equipment segment and its distribution products segment.

            Historically, these two business units have been reported as separate business segments. The two segments each have separate and identifiable assets, results of operations, and activities that are clearly distinguishable from each other as well as from the Company's other assets and operations. In connection with its decision to sell its non-core business units, the Company began accounting for the electronic components and equipment segment and distribution products segment as discontinued operations in accordance with Accounting Principles Board Opinion No. 30.

            As reported in the Company's previously filed form 10-Q for the quarterly period ended September 30, 1995, during September and October the Company entered into separate letters of intent to sell the assets of the electronic components and equipment segment and the stock of the distribution products segment.

            SALE OF ELECTRONIC COMPONENTS AND EQUIPMENT SEGMENT

            The Company; Component Intertechnologies, Inc., a Delaware corporation, (the "Buyer"); and the Buyer's wholly-owned subsidiary, Component-Ireland Holding Corporation, a Delaware corporation (the "Buyer's Subsidiary"), entered into an asset purchase agreement dated as of December 16, 1995 (the "Agreement"). Pursuant to the Agreement, on December 21, 1995, the Company sold substantially all of the assets of its electronic components segment and certain related assets (together the "Division") as a going concern to the Buyer and to the Buyer's Subsidiary in exchange for $12,500,000 (subject to certain adjustments) and the assumption of certain liabilities. The Company determined the amount of consideration for which it was willing to sell the Division based on an initial estimation by management of the value of the Division and on the response of various potential purchasers to the estimated asking price. The Buyer is unrelated to the Company, its affiliates, directors, officers, and associates of its directors and officers.

            BUSINESS OF THE DIVISION

            The Division develops, manufactures, markets, and sells glass components, welded leads, glass-to-metal seals, welded resistor elements, pins, and pinned arrays for the glass diode, resistor, automotive, and component packaging markets and application-specific printed circuit boards for automotive and electrical lighting manufacturers. The Division includes manufacturing facilities in Hadley, Pennsylvania, and Hartselle, Alabama, and 24,999 shares representing 100% of GTI-Ireland Limited which operates the Division's manufacturing facility in Abbeyfeale, Republic of Ireland.

            TERMS OF THE DISPOSITION

            The Buyer paid for the Division with cash in the amount of $11,750,000, a $250,000 payment to an escrow account (subject to the terms of an escrow agreement), and a promissory note in the principal amount of $500,000 maturing in three years at the latest and bearing interest at the rate of 8% per annum.

            In the Agreement, the Company undertook not to compete with the Buyer in the businesses of the Division in the places where the Division does business or has been doing business in the past five years. The Company also indemnified the Buyer for losses arising out of any breaches of the Agreement or certain related documents. Under certain circumstances, the Buyer has recourse against the amount held in escrow to recover any losses for which the Buyer is indemnified. The maximum claim under the indemnity in favor of the Buyer is $12,500,000.

            SALE OF DISTRIBUTION PRODUCTS SEGMENT

            The Company; Insulectro, a California corporation (the "Buyer"); and the Buyer's wholly-owned subsidiary, QI Electronics, a California corporation (the "Buyer's Subsidiary"), entered into a stock purchase agreement dated as of February 15, 1996 (the "Agreement"). Pursuant to the Agreement, on February 16, 1996 (the "Closing Date"), the Company sold all the issued and outstanding shares of stock of the legal entities which operates the distribution products segment. In exchange for 100% of the capital stock of ESCO Sales, Inc., a Delaware corporation ("ESCO") and the 20% of the capital stock held by the Company of ESCO's 80%-owned subsidiary, Electronic Supply Corporation, Inc., a Delaware corporation (the "Subsidiary"), the Buyers and the Buyer's Subsidiary agreed to pay an amount equal to the tangible net book value of ESCO on the Closing Date. For purposes of determining the amount of consideration to be paid on the Closing Date, the tangible net book value was estimated to be $4,118,000 (subject to certain adjustments).

            The Buyer is unrelated to the Company, its affiliates, directors, officers, and associates of its directors and officers.

            BUSINESS OF THE SUBSIDIARY

            The Subsidiary is a stocking distributor of interconnect, passive and electromechanical components used in the medical instrumentation, power supply, computer and computer peripheral, communications, controls, and industrial equipment industries. The Subsidiary also provides value-added capabilities in the manufacturing of cable assemblies. The Subsidiary serves original equipment manufacturers located in the Western United Sates through its principal administrative, marketing and distribution facility located in Ontario, California, as well as through satellite sales offices located in San Jose, California; San Diego, California; Tempe, Arizona; and Denver, Colorado.

            TERMS OF THE DISPOSITION

            The Buyer paid for the stock of ESCO and the Subsidiary with cash in the amount of $2,118,000, (subject to dollar-for-dollar adjustment based on the difference between the final tangible net-book value and the estimated tangible net-book value at the Closing Date), and a subordinated promissory note in the principal amount of $1,900,000 maturing in six years, bearing interest at a rate of six percent per annum, principal and interest payable semi-annually, commencing August 1996 and ending February 2002. The promissory note is subordinated in accordance with the terms of a subordination agreement.

            In the Agreement, the Company agreed that, for a period of five years from the Closing, in the event that the Company acquires, directly or indirectly, a business that, in whole or in part, competes with the business of the Subsidiary, then the Company shall have one year to dispose of such competing business. The Company shall allow the Buyer the first offer to acquire such business and if such offer is rejected, the Company will not sell or transfer such business to a third party on materially more favorable terms to such third party. The Company also indemnified the Buyer for losses arising out of any breaches of the Agreement and certain related documents. The Buyer shall be entitled to set-off against any amount due or payable to the Company under the promissory note the amount of losses for which the Buyer is indemnified. The maximum claim under the indemnity in favor of the Buyer is $4,118,000.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

      (a)   Financial Statements of the Division

            Not required for disposition.

      (b)   Pro Forma Financial Information

The following unaudited, pro forma, condensed, consolidated financial statements are filed with this report:

      Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1995 .............    Page F-1
      Pro Forma Condensed Consolidated Statements of Operations:
       For The Year Ended December 31, 1994................................................    Page F-2
       For The Nine Months Ended September 30, 1995........................................    Page F-3

      Notes to the Pro Forma Condensed Consolidated Financial Information .................    Page F-4

            The following unaudited, consolidated, pro forma financial information represents the Pro Forma Consolidated Balance Sheet at September 30, 1995, giving effect to the disposal of the electronics components and equipment segment (the "E-Group") and the distribution products segment ("ESCO") as if they were consummated on this date. Also presented are the Pro Forma Consolidated Statements of Operations for the year ended December 31, 1994, and the nine months ended September 30, 1995, after giving effect to the disposals as if they were consummated on January 1, 1994, and January 1, 1995, respectively. The pro forma information is based on the historical, consolidated financial statements of GTI Corporation giving effect to the disposal transactions and the assumptions and adjustments outlined in the accompanying Notes to the Consolidated Pro Forma Financial Information.

            The unaudited pro forma information is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the disposals had been consummated on the dates indicated or which may be obtained in the future. The consolidated pro forma financial information should be read in conjunction with the notes thereto and the historical of GTI Corporation consolidated financial statements and notes thereto, as previously filed.

      (c)   Exhibits

            (I) Exhibit 99 Stock Purchase Agreement dated as of February 15, 1996, among GTI Corporation; IQ Electronics; Insulectro; ESCO Sales, Inc.; and Electronic Supply Corporation.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 5, 1996             GTI CORPORATION




                                       By:  /s/ Douglas J. Downs
                                            -------------------------------
                                            Douglas J. Downs
                                            Vice President and Chief
                                            Financial Officer
                                            (signing as both
                                            authorized officer
                                            and Chief Financial
                                            Officer)

                                 GTI CORPORATION
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                    UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                                       September 30, 1995
                                     ---------------------------------------------------------------------------------------
                                                                                      Pro Forma
                                                         -------------------------------------------------------------------
                                     Historical                               Adjustments
                                        GTI              E-Group          ESCO            Debit         Credit      Combined
                                     ----------          -----------------------------------------------------      --------
           Assets

Cash                                  $  3,545         (A) $11,750    (E) $  2,218                   (I) $(13,968)  $  3,545

Net assets of discontinued
 operations                             18,218         (B)  (7,509)   (F)  (10,709)
Other current assets                    49,640                                                                            --
                                        ------
   Total current assets                 71,403                                                                        49,640
                                                                                                                      ------
                                                                                                                      53,185

Property, plant & equipment,
  net                                   15,844
Goodwill, net                                                                                                         15,844
  and other assets                      39,485         (C)     750    (G)    1,900
                                      --------
     Total assets                     $126,732                                                                        42,135
                                      ========                                                                       -------
                                                                                                                    $111,164
       Liabilities and                                                                                               =======
        Stockholders'
         Investment

Short term borrowings                 $  9,748                                         (I) (9,718)                  $     30

Current portion of long
  term debt                              1,000                                         (I) (1,000)                        --

Other current liabilities               17,058                                                      (J)      400      17,458
                                      --------                                                                      --------
  Total current liabilities             27,806                                                                        17,488

Long term debt and
  other non current
  liabilities                            5,255                                         (I) (3,250)                     2,005

Minority interest                          838                                                                           838

Stockholders'
  investment                            92,833         (D)   4,991    (H)   (6,591)    (J)   (400)                    90,833
                                      --------                                                                      --------
                                      $126,732                                                                      $111,164
                                      ========                                                                      ========



The accompanying notes are an integral part of these pro forma consolidated financial information.

                                 GTI CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           For the Year Ended December 31, 1994
                                     ---------------------------------------------------------------------------------
                                                                                   Pro Forma
                                                           -----------------------------------------------------------
                                     Historical                          Adjustments
                                        GTI                E-Group          ESCO             Other            Combined
                                     ----------            ---------------------------------------            --------
Sales                                 $103,239                                                                $103,239

Cost of sales                           76,122                                                                  76,122
                                     ---------                                                                 -------
Gross profit                            27,117                                                                  27,117

Selling, general and
administrative                          23,695                                                                  23,695
                                        ------                                                                  ------

Operating profit                         3,422                                                                   3,422

Other income (expense)                     277                                             (M)  527                804
                                     ---------                                                                -------
Income before income taxes and
  minority interest                      3,699                                                                   4,226

Provision for income taxes                 264                                             (N)  211                475

Minority interest                          136                                                                     136
                                     ---------                                                                --------
Income from continuing
operations                               3,299                                                                   3,615

Income from discontinued
operations,
  net                                    1,962           (K) (1,906)     (L)    (56)                                --
Loss on disposal of discontinued
  operations, net                           --           (D)  4,991      (H) (6,591)       (J) (400)            (2,000)
                                     ---------                                                                --------
Net income                            $  5,261                                                                $  1,615
                                     =========                                                                ========


Earnings per common share:

Income from continuing
operations                               $0.32                                                                $   0.35
Income from discontinued
   operations, net                        0.20                                                                      --
Loss on disposal of discontinued
   operations, net                          --                                                                   (0.20)
                                     ---------                                                                --------
                                      $   0.52                                                                $   0.15
                                     =========                                                                ========



The accompanying notes are an integral part of these pro forma consolidated financial information.

                                 GTI CORPORATION
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                    UNAUDITED
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        For the Nine Months Ended September 30, 1995
                                     ---------------------------------------------------------------------------------
                                                                                   Pro Forma
                                                           -----------------------------------------------------------
                                     Historical                          Adjustments
                                        GTI                E-Group          ESCO             Other            Combined
                                     ----------            ---------------------------------------            --------
Sales                                  $95,344                                                                $95,344

Cost of sales                           64,921                                                                 64,921
                                     ---------                                                                -------
Gross profit                            30,423                                                                 30,423

Selling, general and administrative     25,075                                                                 25,075
                                     ---------                                                                -------
Operating profit                         5,348                                                                  5,348

Other income (expense)                    (891)                                              (Q)  644            (247)
                                     ---------                                                                -------
Income before income taxes and
  minority interest                      4,457                                                                  5,101

Provision for income taxes                 877                                               (R)  266           1,143

Minority interest (income) expense        (155)                                                                  (155)
                                     ---------                                                                -------
Income from continuing operations        3,735                                                                  4,113

Income from discontinued
operations, net                          1,280           (O) (1,337)     (P)     57                                --

Loss on disposal of discontinued
  operations, net                           --           (D)  4,991      (H) (6,591)         (J) (400)         (2,000)
                                     ---------                                                                -------
Net income                           $   5,015                                                                $ 2,113
                                     =========                                                                =======


Earnings per common share:

Income from continuing operations        $0.34                                                                $  0.38
Income from discontinued
   operations, net                        0.12                                                                     --
Loss on disposal of discontinued
   operations, net                          --                                                                  (0.18)
                                     ---------                                                                -------
                                     $    0.46                                                                $  0.20
                                     =========                                                                =======



The accompanying notes are an integral part of these pro forma consolidated financial information.

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (dollars in thousands)

Note 1      Pro Forma Adjustments:

The accompanying pro forma financial statements are presented in accordance with
Article 11 of Regulations S-X.

The unaudited, pro forma, consolidated balance sheet has been prepared as if the disposal of the E-Group and ESCO were completed as of January 1, 1995.

The unaudited, pro forma, consolidated statements of operations for the year ended December 31, 1994, and the nine months ended September 30, 1995, were prepared as if the disposal of the E-Group and ESCO were completed as of January 1, 1994, and January 1, 1995, respectively. The unaudited, pro forma, consolidated statements of operations were prepared based upon historical financial information from the consolidated GTI Corporation, the E-Group, and ESCO financial statements for the periods indicated above.

The unaudited, pro forma financial information should be read in conjunction with the historical, consolidated financial statements of GTI Corporation, as previously filed.

The unaudited, pro forma financial information does not include an adjustment to reduce or eliminate the Company's secondary public offering of 650,000 shares of common stock in January 1995 in connection with the Company's acquisition of approximately 71% of Promptus Communications, Inc. ("Promptus"). The proceeds from the secondary public offering are assumed to be used to complete the Promptus acquisition and for general corporate purposes. The unaudited, pro forma statement of operations for the year ended December 31, 1994, includes an adjustment related to the interest that could have been earned on the disposal proceeds. Additionally, the unaudited pro forma statement of operations for the nine months ended September 30, 1995, includes an adjustment for a reduction in the interest costs associated with the acquisition of Promptus.

The following pro forma adjustments have been made to the pro forma, consolidated financial statements:

(A) - Represents the cash proceeds from the disposal of the E-Group.

(B) - Represents the net assets of the E-Group sold.

(C) - Represents the note receivable in the amount of $500 and the escrow account in the amount of $250 from the disposal of the E-Group.

(D) - Represents the gain on disposal of the E-Group.

(E) - Represents the cash proceeds from the disposal of ESCO.

       NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (dollars in thousands)

Note 1      Pro Forma Adjustments (Continued):

(F) - Represents the net assets of ESCO sold.

(G) - Represents the note receivable in the amount of $1.9 million from the disposal of ESCO.

(H) - Represents the loss on disposal of ESCO.

(I) - Represents the proceeds from the disposal of the electronics components and equipment segment (the "E-Group") and the distribution products segment ("ESCO") used to repay the outstanding principle and interest of approximately $4.25 million on the $5 million, bank long-term note payable. The remaining proceeds of approximately $9.7 million were used to pay down the credit facility.

(J) - Represents the accrual of divestiture costs and income tax payable related to the disposal of the E-Group and ESCO.

(K) - Represents the E-Group's operating income, net of income taxes of $764, for the year ended December 31, 1994.

(L) - Represents ESCO's operating income, net of income taxes of $321, for the year ended December 31, 1994.

(M) - Reflects an assumed increase in interest income assuming a 5% interest rate on the disposal proceeds net of cash generated by the E-Group and ESCO during 1994.

(N) - Reflects an assumed increase in the income tax provision, assuming an effective rate of 40%, associated with the increase in interest income in adjustment (M).

(O) - Represents the E-Group's operating income, net of income taxes of $1,357, for the nine months ended September 30, 1995.

(P) - Represents ESCO's operating loss, net of income taxes of $89, for the nine months ended September 30, 1995.

(Q) - Represents an assumed decrease in interest expense incurred associated with the bank borrowings in conjunction with the Company's acquisition of Promptus.

(R) - Represents an assumed increase in the income tax provision, assuming an effective tax rate of 40%, associated with the decrease in interest expense in adjustment (Q) above.